Exhibit 1.1

UNDERWRITING AGREEMENT

_____[ ], 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Prime Executions, Inc. d/b/a Freedom Capital Markets

40 Wall Street, 58th Floor

New York, NY 10005

As Joint Underwriters and Representatives of the Underwriters named on Annex A hereto

Ladies and Gentlemen:

The undersigned, J-Star Holding Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (collectively with its subsidiaries and affiliates including, without limitation, all entities disclosed or described as being subsidiaries or affiliates of J-Star Holding Co, Ltd. (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (the “Underwriters” and each an “Underwriter”), for whom Maxim Group LLC and Freedom Capital Markets are acting, jointly, as representatives (in such capacity, the “Representatives,” and if there are no underwriters other than the Representatives, references to multiple underwriters shall be disregarded and the term Representatives as used herein shall have the same meaning as Underwriter) to issue and sell to the Underwriters an aggregate of [ ] ordinary shares, $0.50 par value per share (“Ordinary Shares”), of the Company (the “Firm Shares”). The Company has also granted to the Representatives an option (the “Over-allotment Option”) to purchase up to [ ] additional Ordinary Shares, on the terms and for the purposes set forth in Section 1(b) hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.” The offering and sale of the securities contemplated by this Agreement on the terms and conditions set forth herein is referred to herein as the “Offering.”

(1) Purchase of Securities/Consideration.

a. Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, an aggregate of [ ] Firm Shares at a purchase price equal to the initial public offering price (the “Share Purchase Price”) net of an underwriting discount equal to seven and one half percent (7.5%) of the initial public offering price of the securities being offered (the “Underwriting Fee”). The Underwriters, severally and not jointly, agree to purchase from the Company the Firm Shares set forth opposite their respective names on Annex A attached hereto and made a part hereof. The aggregate purchase price for the Firm Shares shall equal the amount set forth opposite the name of each such Underwriter on Annex A attached hereto.

b. Option Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Representatives an option, severally and not jointly, to purchase, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Option Shares at the same purchase price as the Firm Shares. The option granted hereunder may be exercised in whole or in part from time to time and at any time within forty-five (45) days after the date of the Prospectus (as defined below) upon notice (confirmed in writing by overnight mail or facsimile or other electronic transmission) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date and time, as determined by the Representatives, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second Business Day (as defined below) or later than the tenth Business Day after the date on which the option shall have been exercised. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representatives. Upon exercise of the over-allotment option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. The purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased. The Representatives may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

c. Commission and Expenses. In consideration of the services to be provided hereunder, the Company shall pay the Underwriters or their respective designees as set forth in Section 1(a) and, as applicable, Section 1(b). In addition, the Company shall reimburse the Representatives for certain out-of-pocket accountable expenses, as set forth in Section 4(i), which reimbursement shall be reduced by any Advances (as defined below) previously paid to the Representatives. To the extent that the Underwriters’ incurred expenses are less than the Advances previously paid, the Underwriters will return to the Company that portion of the Advances not offset by out-of-pocket accountable expenses.

d. Underwriters’ Warrants. The Company hereby agrees to issue to the Representatives (and/or each of their designees) on the (i) First Closing Date, warrants to purchase such number of Ordinary Shares equal to five percent (5%) of the Firm Shares issued on the First Closing Date and (ii) on each Option Closing Date, if and as applicable, warrants to purchase such number of Ordinary Shares equal to five percent (5%) of the Option Shares issued at such Option Closing Date, if and as applicable (collectively, the “Underwriters’ Warrants”). The Underwriters’ Warrants may be exercised by the payment of cash or via cashless exercise, shall be exercisable for a period of five years commencing six months from the Effective Date (as defined below) of the Registration Statement (as defined below) and will terminate on the fifth anniversary of the Effective Date of the Registration Statement. The exercise price of the Underwriters’ Warrants is equal to one hundred and ten percent (110%) of the Share Purchase Price, subject to adjustment as provided therein. The Underwriters’ Warrants and the Ordinary Shares issuable upon exercise of the Underwriters’ Warrants will be deemed compensation by FINRA (as defined below), and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), neither the Underwriters’ Warrants nor any of the Ordinary Shares issued upon exercise of the Underwriters’ Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of one hundred and eighty (180) days beginning on the Effective Date, subject to certain exceptions as set forth in FINRA Rule 5110(e)(2).

(2) Delivery and Payment.

a. Delivery of and Payment for Securities. Delivery of and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on [ ], 2023 or at such other time as shall be agreed upon in writing by the Representatives and the Company, and, with respect to the Option Shares, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or at such other time as shall be agreed upon in writing by the Representatives and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “First Closing Date,” and each time and date for delivery of the Option Shares, if not the First Closing Date, is called an “Option Closing Date,” and each such closing of the payment of the purchase price for, and delivery of the Firm Shares or Option Shares, as applicable, is referred to herein as a “Closing” and the date of each such Closing, a “Closing Date.” Each Closing shall be at the offices of either of the Representatives or at such other place as shall be agreed upon by the Representatives and the Company, and each Closing may be undertaken by remote electronic exchange of Closing documentation. Payment for the Firm Shares and Option Shares, as applicable, shall be made on the applicable Closing Date by wire transfer in Federal (same day) funds upon delivery to the Representatives of the Firm Shares and Option Shares, as applicable, through the full fast transfer facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters. The Firm Shares and Option Shares shall be registered in such names and in such denominations as the Representatives may request in writing at least two Business Days prior to the applicable Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares and Option Shares to be purchased on such Closing Date except upon tender of payment by the Representatives for all such Firm Shares and Option Shares, as applicable.

b. Delivery of Underwriters’ Warrants. On the First Closing Date and on each Option Closing Date, if any, the Company shall deliver to the Representatives the applicable Underwriters’ Warrants issuable to them on the First Closing Date and each Option Closing Date, as applicable, registered in the names of the Representatives or their designees, as instructed by the Representatives.

(3) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the First Closing Date and each Option Closing Date (as if made at such Closing Date):

a. Filing of Registration Statement. The Company has filed with the Commission a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-263755), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act (the “Rule 430A Information”), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion and filed with the Commission on [ ], 2023, that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

For purposes of this Agreement:

“Applicable Time” means [ ]:00 a/p.m., New York City time, on [ ], 2023.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the State of New York; provided, however, for clarification, banking institutions and trust companies shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in the State of New York generally are open for use by customers on such day.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Date” means each date and time that the Registration Statement or post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Marketing Materials” means written roadshow materials prepared by or on behalf of the Company and used or referred to by the Company or with the Company’s express consent.

“Offering” means the offering and sale of the Securities.

“Pricing Disclosure Package” means the Pricing Prospectus, any Permitted Free Writing Prospectuses set forth on Schedule II and the information included on Schedule I hereto, all considered together.

“Registration Statement” means the registration statement referred to in Section 3(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended, on each Effective Date and, in the event any post- effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A,” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Trading Day” means any day on which the Exchange (defined hereafter) is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

b. Disclosures in Registration Statement.

i. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

ii. Neither the Registration Statement nor any amendment thereto, at the time each part thereto became effective pursuant to the Securities Act, as of the date of this Agreement, at the First Closing Date or at each Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of (i) the name of the Underwriters contained on the cover page of the Pricing Prospectus and Prospectus and (ii) the sub-sections titled “Discount, Commissions and Expenses”, “Underwriters’ Warrants”, “Indemnification; Indemnification Escrow”, “Lock-Up Agreements”, “Pricing of the Offering”, “No Sales of Similar Securities”, “Electronic Offer, Sale and Distribution of Securities”, “Price Stabilization, Short Positions and Penalty Bids”, “Passive Market Making”, “Potential Conflicts of Interest”, “Other Relationships”, and “Nasdaq Listing”, in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”);

iii. The Pricing Disclosure Package, as of the Applicable Time, as of the date of this Agreement, and at the First Closing Date and each Option Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information; and

iv. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the First Closing Date or each Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter Information.

c. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which any of the Company or its Subsidiaries (as defined below) is a party or by which any of them is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (ii) that is material to the business of the Company and its Subsidiaries, has been duly authorized and validly executed by the Company or a Subsidiary, as applicable, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary, as applicable, and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by any of the Company or its Subsidiaries, and neither the Company or such Subsidiary, as applicable, nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or a Subsidiary, as applicable, of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their respective assets or businesses, including those relating to environmental laws and regulations, except to the extent that the violation would not result in a Material Adverse Change (as defined below).

d. Good Standing. The Company has been duly formed, is validly existing as a company limited by shares in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

e. Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been identified on Schedule III hereto. Each of the Subsidiaries has been duly formed, is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus; all of the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are paid according to the applicable laws and the articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control, except as described in the Pricing Disclosure Package and the Prospectus.

f. [Reserved]

g. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Pricing Disclosure Package and the Preliminary Prospectus.

h. Regulations.

i. The disclosures in the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all respects and no other such regulations are required to be disclosed pursuant to the Securities Act in the Registration Statement, the Pricing Disclosure Package or the Prospectus which are not so disclosed.

ii. Except as described in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has complied, and has taken all steps to ensure compliance, in material respects, by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies in effect on the applicable Closing Date (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange) (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

iii. The Company is aware of and has been advised as to the content of the Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations, implementation rules, revisions in connection with or related thereto in effect on the applicable Closing Date (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Securities on the Exchange (as defined below) and the consummation of the transactions contemplated by this Agreement and the Underwriters’ Warrants (A) are not and will not be, as of the date hereof or at the applicable Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (B) do not require the prior approval of the CSRC.

i. Absence of Certain Events. Except as contemplated in the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities of the Company), or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of the Company or any of its Subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”), or any development which could reasonably be expected to result in any Material Adverse Change.

j. Independent Accountants. PricewaterhouseCoopers, Taiwan (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. As of the date hereof, to the knowledge of the Company after due inquiry, the Auditor is registered with the Public Company Accounting Oversight Board.

k. Financial Statements in the Registration Statement, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company and its Subsidiaries at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with IFRS, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by IFRS); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Item 10 of Regulation S-K of the Securities Act. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company and its Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its Subsidiaries.

l. Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital equity of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which waiver has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, (i) there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s charter, by-laws (or other organizational documents) or any agreement or other instrument to which the Company is a party or by which the Company is bound, (ii) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”), and (iii) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after the date that is 180 days after the date of the Prospectus. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus under the caption “Capitalization.” The Ordinary Shares (including the Securities) conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

m. Validity and Binding Effect of Agreements. This Agreement and each of the Underwriters’ Warrants has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

n. No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and each of the Underwriters’ Warrants, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company and the Subsidiaries pursuant to the terms of any agreement or instrument to which any of the Company or the Subsidiaries, as applicable, is a party; (ii) result in any violation of the provisions of the Company’s Memorandum and Articles of Association (as the same may be amended or restated from time to time, the “Organizational Documents”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority as of the date hereof, except in the case of (i) or (iii), such as would not result in a Material Adverse Change.

o. No Defaults; Violations. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which any of the Company or its Subsidiaries is a party or by which any of the Company or its Subsidiaries may be bound or to which any of their respective properties or assets is subject. None of the Company or its Subsidiaries is (i) in violation of any term or provision of its constitutive or organizational documents, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental authority, except such as would not result in a Material Adverse Change.

p. Corporate Power; Licenses; Consents.

i. Conduct of Business. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

ii. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and each of the Underwriters’ Warrants and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and each of the Underwriters’ Warrants and as contemplated by the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

q. D&O Information. All information concerning the Company’s directors, officers and principal shareholders described in the Pricing Disclosure Package and the Prospectus, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

r. Litigation; Governmental Proceedings. Except as set forth in the Pricing Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (i) to which the Company or any Subsidiary is a party or (ii) which has as the subject thereof any officer or director of, any employee benefit plan sponsored or any property or assets owned or leased by, the Company or any Subsidiary before or by any court or governmental authority, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement and each of the Underwriters’ Warrants or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any Subsidiary is subject or (y) which has as the subject thereof any officer or director of, any employee plan sponsored by or any property or assets owned or leased by, the Company or any Subsidiary, that are required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus and that have not been so described.

s. Insurance. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring any of the Company or its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and its Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Company or its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company or its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change.

t. Transactions Affecting Disclosure to FINRA.

i. Finder’s Fees. There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, broker’s, agent’s, consulting or origination fee by the Company or any Subsidiary with respect to the sale of the Firm Shares or Option Shares hereunder or any other arrangements, agreements or understandings of the Company or any Subsidiary or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

ii. Payments Within Twelve Months. None of the Company or its Subsidiaries has made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (C) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

iii. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

iv. FINRA Affiliation. There are no affiliations or associations between (A) any Participating Member of FINRA and (B) the Company or any of its Subsidiaries or any of their respective officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

v. Information. All information provided by the Company in its FINRA questionnaire to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

u. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or their respective affiliates, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (C) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

v. Compliance with OFAC.

i. None of the Company or its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of any of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, Burma/Myanmar, Iran, Libya, North Korea, Sudan and Syria).

ii. The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

A. to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

iii. For the past five years, none of the Company or its Subsidiaries has knowingly engaged in, and is now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

w. Money Laundering Laws. None of the Company or its Subsidiaries or their respective affiliates nor any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, the Company’s participation in the Offering will not violate, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti- money laundering, including, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

x. Lock-Up Agreements. Schedule IV hereto contains a complete and accurate list of the Company’s officers, directors and each beneficial owner (5% or greater holder) of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representatives an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representatives, in their mutual discretion, agree to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representatives and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two Business Days before the effective date of the release or waiver.

y. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required.

z. Sarbanes-Oxley Act Compliance. Except in each case as disclosed in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus:

i. Disclosure Controls. To the extent required, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus.

ii. Compliance. The Company is in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure its future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the provisions of the Sarbanes-Oxley Act.

iii. Accounting Controls. To the extent required, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable rules of the Exchange (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

aa. Investment Company Act. None of the Company or its Subsidiaries is or, after giving effect to the Offering and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

bb. Labor Relations. No labor problem or dispute with the employees of any of the Company or its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could result in a Material Adverse Change. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

cc. Intellectual Property Rights. Each of the Company and its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of its business as currently carried on and as described in the Pricing Disclosure Package and the Prospectus. No action or use by any of the Company or its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Pricing Disclosure Package and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. None of the Company or its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by any of the Company or its Subsidiaries; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of any of the Company or its Subsidiaries in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by each of the Company or its Subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to any of the Company or its Subsidiaries have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that any of the Company or its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(cc), reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company or its Subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non- competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries, or actions undertaken by the employee while employed with any of the Company or its Subsidiaries. To the Company’s knowledge, all material technical information developed by and belonging to any of the Company or its Subsidiaries which has not been patented has been kept confidential. None of the Company or its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Pricing Disclosure Package and the Prospectus and are not described therein. The Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by any of the Company or its Subsidiaries has been obtained or is being used by any of them in violation of any contractual obligation binding on any of the Company or its Subsidiaries or, to the Company’s knowledge, any of their respective officers, directors or employees, or otherwise in violation of the rights of any persons.

dd. Taxes. Each of the Company and its Subsidiaries has filed all returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as defined below) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against it. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from any of the Company or its Subsidiaries and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from any of the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

ee. ERISA and Employee Benefits Matters. None of the Company or its Subsidiaries maintains any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including any share purchase, share option, share-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, under which (i) any current or former employee, director or independent contractor has any present or future right to benefits and which are contributed to, sponsored by or maintained by any of the Company or its Subsidiaries or (ii) any of the Company or its Subsidiaries has had or has any present or future obligation or liability.

ff. Compliance with Laws. Each of the Company and its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and none of the Company or its Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

gg. Ownership of Assets. The properties held under lease by any of the Company or its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries, as applicable. Each of the Company and its Subsidiaries has good and valid title (free from any Liens other than Permitted liens) to all the Company and/or its Subsidiaries owned properties. Each of the Company and its Subsidiaries has obtained all permits, licenses, consents, approvals, certificates, qualifications, specifications, registrations or other authorizations, or filings of a notification, reports or assessments concerned with the Company and/or its Subsidiaries owned properties, or their ownership, occupation, building of structures or buildings, possession or existing use and operation except where the failure to obtain a property permit would not reasonably be expected to have a Material Adverse Change to the Company.

hh. Compliance with Environmental Laws. None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Change; and none of the Company or its Subsidiaries is aware of any pending investigation which might lead to such a claim. None of the Company or its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

ii. Compliance with Occupational Laws. Each of the Company and its Subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against any of the Company or its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings, except as described in the Pricing Disclosure Package and the Prospectus.

jj. Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of any of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

kk. Business Arrangements. None of the Company or its Subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person or is bound by any agreement that affects the exclusive right of any of the Company or its Subsidiaries to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

ll. Industry Data. The statistical and market-related data included in each of the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. The Company has obtained all consents required for the inclusion of such statistical and market-related data in each of the Pricing Disclosure Package and the Prospectus.

mm. Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

nn. Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

oo. Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

pp. No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(m) of this Agreement and, except as set forth on Schedule II, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 4(m) of this Agreement.

qq. Payments of Dividends; Payments in Foreign Currency. Except as described in the Pricing Disclosure Package and the Prospectus, (i) none of the Company or its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into foreign currency that may be freely transferred out of such person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person.

rr. PFIC Status. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its Shares, including the current and anticipated valuation of its assets, the Company does not believe it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, and does not expect to become a PFIC for its current taxable year or in the foreseeable future.

ss. Foreign Private Issuer. From the time of initial confidential submission of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

tt. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

uu. Stock Exchange Listing. The Securities have been approved for listing on the Exchange upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Exchange Act, became effective.

vv. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

ww. No Immunity. None of the Company or its Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Taiwan, Hong Kong, Samoa, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Taiwan, Hong Kong, Samoa, the PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Underwriters’ Warrants; and, to the extent that the Company or any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement, the Escrow Agreement and the Underwriters’ Warrants.

xx. Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Underwriters’ Warrants is a valid choice of law under the laws of the Cayman Islands, Taiwan, Hong Kong, Samoa and the PRC and will be honored by courts in the Cayman Islands, Taiwan, Samoa, Hong Kong and the PRC. The Company has the power to submit, and pursuant to this Agreement and the Underwriters’ Warrants, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each of the State of New York and United States Federal court sitting in New York County (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement and the Underwriters’ Warrants, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement or the Underwriters’ Warrants, any preliminary prospectus, the Pricing Disclosure Package, the Prospectus, the Registration Statement, or the offering of the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in this Agreement and the Underwriters’ Warrants.

yy. Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Underwriters’ Warrants and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Taiwan, Samoa, Hong Kong and the PRC, provided that with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, Taiwan, Samoa, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Taiwan, Samoa, Hong Kong or the PRC.

zz. Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

aaa. Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of Nasdaq. In addition, to the extent applicable, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

bbb. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

ccc. Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Firm Shares hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the First Closing Date. The Registration Statement, the Pricing Disclosure Package and the Prospectus sets forth as of the date of this Agreement all outstanding secured and unsecured indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

ddd. U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representatives’ request.

eee. Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(4) Certain Agreements of the Company. The Company agrees with the Underwriters as follows:

a. Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Securities Act. If the Company has elected to rely upon Rule 462(b) of the Securities Act to increase the size of the offering registered under the Securities Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462(b) Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Securities Act. The Company will prepare and file with the Commission, promptly upon the Representatives’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representatives’ reasonable mutual opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and their counsel a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

b. Notification of Certain Commission Actions. The Company will advise the Representatives, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

c. Continued Compliance with Securities Laws.

i. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Securities Act by the Underwriters or any dealer, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Pricing Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Pricing Disclosure Package) to comply with the Securities Act, the Company promptly will (x) notify the Underwriters of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify the Underwriters when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) is filed.

ii. If at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Underwriters of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify the Underwriters when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Securities Act.

d. Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have satisfied the Company’s requirements under this Section.

e. Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, each Preliminary Prospectus relating to the Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

f. Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as the Underwriters may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

g. Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and their counsel copies of the Registration Statement (one of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

h. Reporting Requirements. The Company shall file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act.

i. Payment of Expenses. The Company shall be responsible for and shall pay all expenses relating to the Offering, including: (i) all filing fees and communication expenses relating to the registration of the Securities with the Commission and the filing of the offering materials with FINRA; (ii) all reasonable travel and lodging expenses incurred by the Representatives or their counsel in connection with visits to, and examinations of, the Company; (iii) translation costs for due diligence purposes; (iv) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Representatives’ counsel); (v) the costs of all mailing and printing of the placement documents, agreement among underwriters, selected dealers’ agreements, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representatives may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing the Securities, if any, and the fees and expenses of the transfer agent for such Securities; (vii) the reasonable cost of road show meetings and preparation of a power point presentation; (viii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (ix) the costs and expenses of the Company’s public relations firm; (x) the fees and expenses of the Company’s accountants, legal counsel and other agents and representatives; (xi) share transfer taxes, if any, payable upon the transfer of the Securities from the Company to the Underwriters; (xii) the legal fees of Representatives’ counsel in connection with the purchase and sale of the Securities, which shall be payable on the First Closing Date and (xiii) the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering. Notwithstanding anything contained herein to the contrary, the Company’s obligation to pay accountable expenses of the Representatives as set forth under items (ii), (iii), (vii), (viii), (xiii) shall not exceed $20,000. In addition, the maximum amount of the Representatives’ legal fees, costs and expenses, as set forth under item (xii) shall not exceed $250,000; provided, however, that such expenses shall not exceed $125,000 in the event that the Offering does not close. The Company has already paid an expense deposit of $50,000 to the Representatives, as an advance against out-of-pocket expenses. Any expense advances will be returned to the Company to the extent the Representatives’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

j. Use of Proceeds. The Company will apply the net proceeds from the sale of the Firm Shares and Option Shares, as applicable, to be sold by the Company hereunder for the purposes set forth in the Pricing Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Firm Shares and Option Shares, as applicable, and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

k. Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Ordinary Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

l. Emerging Growth Company. The Company will promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the Securities Act and (B) completion of the 180-day restricted period referenced to in Section 4(n) hereof.

m. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and the Representatives each severally and not jointly represent and agree that, unless such Representative obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company or the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter represents and agrees that, (A) unless it obtains the prior written consent of the Company, it has not distributed, and will not distribute, any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act.

n. Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date six (6) months after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any shares of the capital equity of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or any shares of capital equity of the Company, (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares or any shares of capital equity of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or any share of capital equity of the Company, or (iii) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. The restrictions contained in this Section 4(n) shall not apply to (i) the Ordinary Shares sold by the Company hereunder and the issuance of the Underwriters’ Warrants, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a share option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) the issuance by the Company of share options or shares of capital equity of the Company under any equity compensation plan of the Company disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iv) the establishment of, and the sale of Ordinary Shares pursuant to, a plan pursuant to Rule 10b5-1 under the Exchange Act, and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital. These exceptions from such restrictions are hereinafter referred to as “Exempt Issuances.”

o. Transfer Agent; Public Relations Firm. The Company shall maintain, at its expense, a registrar and transfer agent for the Company’s Ordinary Shares reasonably acceptable to the Representatives, and shall retain such transfer agent for a period of not less than three years from the First Closing Date. On or prior to the First Closing Date, the Company shall engage a financial public relations firm that is reasonably acceptable to the Representatives and shall retain such public relations firm for a period of not less than three years from the First Closing Date.

p. Securities Law Disclosure; Publicity. At the request of the Representatives, by [ ]:00 a/p.m., New York City time, on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representatives shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company shall not issue any press release without the Representatives’ prior written consent, commencing on the date of this Agreement and continuing for a period of 45 days from the First Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which the Underwriters shall have a reasonable right to review in advance of publication.

q. PRC Compliance. The Company shall comply with the PRC Overseas Investment and Listing Regulations, and use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

r. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

s. Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the date of this Agreement. The Underwriters acknowledge that the Auditor is acceptable to the Underwriters.

t. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and with the listing requirements of the Exchange and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act and the rules promulgated thereunder.

u. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

v. Reservation of Ordinary Shares. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of its Ordinary Shares for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option and Ordinary Shares issuable pursuant to any exercise of the Underwriters’ Warrants.

w. Listing of Ordinary Shares; Electronic Transfer. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Ordinary Shares on the Exchange for a period of three years from the Effective Date. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Firm Shares, Option Shares, and the Ordinary Shares issuable upon exercise of the Underwriters’ Warrants, and will take such other action as is necessary to cause all of the Firm Shares, Option Shares and Ordinary Shares issuable upon exercise of the Underwriters’ Warrants to be listed or quoted on such other Trading Market as promptly as possible. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

x. Right of First Refusal. For a period of twenty-four (24) months after the First Closing Date, the Company grants the Representatives the right of first refusal to act as co-lead managing underwriters and book runners, or joint placement agents, for any and all future public and private equity, equity-linked and debt (excluding commercial bank debt offerings) during such twenty-four (24) month period of the Company, or any successor to or any subsidiary of the Company.

y. [Reserved]

z. Capital Changes. Until six months following the date of this Agreement, the Company shall not undertake a reverse or forward share split or reclassification of the Ordinary Shares without the prior written consent of the Representatives (except as otherwise described in the Prospectus).

aa. Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

(5) Conditions of the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the First Closing Date and each Option Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

a. Filing of Prospectuses. All filings required by Rules 424, 430A and 433 of the Securities Act shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall be effective as of the Effective Date and at each of the First Closing Date and any Option Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

b. Continued Compliance with Securities Laws. The Underwriters shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the Underwriters’ reasonable opinion, is material or omits to state a material fact which, in the Underwriters’ reasonable opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

c. Absence of Certain Events. Except as contemplated in the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, none of the Company or its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there shall not have been any change in the share capital (other than a change in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of any of the Company (other than as a result of the conversion of convertible securities of the Company), or its Subsidiaries, or any issuance of options, warrants, convertible securities or other rights to purchase the share capital of any of the Company or its Subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in the Underwriters’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and in the Prospectus.

d. Officer’s Certificate. The Underwriters shall have received on and as of each Closing Date a certificate, addressed to the Underwriters, signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

i. The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

ii. No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

iii. The conditions set forth in paragraph (c) immediately preceding have been satisfied as of each such Closing Date; and

iv. Any other certification reasonably requested by the Representatives.

e. Chief Financial Officer’s Certificate. At each Closing Date, the Underwriters shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated such Closing Date, certifying: (i) that the Memorandum and Articles of Association, as amended, are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the initial public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

f. Opinion of Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion and negative assurance letter of Loeb & Loeb LLP, U.S. counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

g. Opinion of PRC Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion of L&L-Leaven, Attorneys-at-Law, PRC counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

h. Opinion of Taiwan Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion of Lee and Li, Attorneys-at-Law, Taiwan counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

i. Opinion of Cayman Islands Counsel for the Company. At each Closing Date, the Underwriters shall have received the written opinion of Ogier, dated such Closing Date and addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters.

j. No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Securities.

k. Good Standing. At each Closing Date, the Underwriters shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

l. Lock-up Agreements. The Underwriters shall have received all of the Lock-Up Agreements from the Lock-Up Parties, and the Lock-Up Agreements shall be in full force and effect.

m. [Reserved]

n. Underwriters’ Warrants. At each Closing Date, as applicable, the Company shall issue the Underwriters’ Warrants to the Representatives, as set forth in Section 1(d) hereof.

o. FINRA Matters. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

p. Comfort Letters. The Company shall have requested and caused the Auditor to have furnished to the Underwriters, at the Execution Time and at each Closing Date and any settlement date, letters (which may refer to letters previously delivered to the Underwriters hereunder), dated respectively as of the Execution Time and as of such Closing Date and any settlement date, in form and substance satisfactory to the Underwriters.

q. Exchange Listing. The Firm Shares and Option Shares, as applicable, to be delivered on each Closing Date shall have been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance, and such Firm Shares and Option Shares, as applicable, shall be DTC eligible.

r. Additional Documents. On or prior to each Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

(6) Indemnification and Contribution.

a. The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, or any Written Testing-the-Waters Communications or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, any Written Testing-the-Waters Communications or in any other materials used in connection with the offering of the Securities, in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 6(a) are not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

b. Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the mutual written consent of the Representatives), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials or any Written Testing-the-Waters Communications in reliance upon and in conformity with the Underwriter Information, and will reimburse such Company Indemnified Party for any legal or other expenses reasonably incurred by it in connection with defending against any such loss, claim, damage, liability or action. The indemnification obligations under this Section 6(b) are not exclusive and will be in addition to any liability which each Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

c. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

d. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

e. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Underwriting Fee received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to pay pursuant to this Section 6, either as indemnification or contribution or both, any amount in excess of the amount of the Underwriting Fee actually received by it pursuant to this Agreement.

g. For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company by the Representatives specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the Underwriter Information.

(7) Term and Termination of Agreement.

a. Termination Right. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their mutual opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ mutual opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date of this Agreement of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ mutual judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

b. Expenses. In the event this Agreement shall be terminated pursuant to Section 7(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representatives their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements up to $125,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement), less the $50,000 advance paid by the Company to the Representatives prior to the date hereof.

(8) Underwriter Default. If on the First Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Firm Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives (or the non-defaulting Representative, if one of the Representatives is a defaulting Underwriter), or if both of the Representatives are defaulting Underwriters, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities , as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 6 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representatives (or the non-defaulting Representative, if one of the Representatives is a defaulting Underwriter), or if both of the Representatives are defaulting Underwriters, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(9) Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including any termination pursuant to Section 7, the payment, reimbursement, indemnity and contribution agreements contained in Sections 4(i), 6, 7, 8 and 9, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Underwriters, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Underwriters agree to notify each other of the commencement of any proceeding against either of them promptly, and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement and the Prospectus.

(10) Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Company, to:

7/F-1, No. 633, Sec. 2, Taiwan Blvd.,

Xitun District, Taichung City 407,

Taiwan (R.O.C.)

Attention: Jing-Bin Chiang, Chief Executive Officer

Email: jonathan.chiang@ymaunivers.com

Facsimile: +886-423229933

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place,

Central, Hong Kong SAR

Attention: Lawrence S. Venick, Esq.

Email: lvenick@loeb.com

Facsimile: +852-3923-1100

If to the Representatives, to:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Attention: [ ]

Email: [ ]

Facsimile: [ ]

Prime Executions, Inc. d/b/a Freedom Capital Markets

40 Wall Street, 58th Floor

New York, NY 10005

Attention: [ ]

Email: [ ]

Facsimile: [ ]

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Barry I. Grossman, Esq.

Email: bigrossman@egsllp.com

(11) Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

(12) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

(13) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf” signature page were an original thereof.

(14) Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. No Other Relationship. The Underwriters have been retained solely as independent contractors to act as underwriters in connection with the sale of Firm Shares or Option Shares, as applicable, and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any such Underwriter has advised or is advising the Company on other matters;

b. Arm’s-Length Negotiations. The price of the Firm Shares or Option Shares, as applicable, set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

c. Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

d. Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

(15) Amendment; Entire Agreement. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(16) Confidentiality. In the event of the consummation or public announcement of the Offering, the Underwriters shall have the right to disclose their participation in the Offering, including through, at the Underwriters’ cost, the use of “tombstone” advertisements in financial and other newspapers and journals. The Underwriters agree not to use any confidential information concerning the Company provided to the Underwriters by the Company for any purposes other than those contemplated under this Agreement.

(17) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(18) Submission to Jurisdiction; Appointment of Agent for Service. This Agreement shall be deemed to have been executed and delivered in New York and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York applicable to agreements wholly performed within the borders of such state and without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of Representatives and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Representatives and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Representatives mailed by certified mail to the Holder’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Holder, in any such suit, action or proceeding. The Company irrevocably appoints Puglisi & Associates as its authorized agent (the “Authorized Agent”) in the United States, upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of two years from the date of this Agreement. THE PARTIES HERETO (ON BEHALF OF THEMSELVES, THEIR SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

(19) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the State of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to the Underwriters or any person controlling the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Underwriters or controlling person of any sum in such other currency, and only to the extent that the Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters or controlling person hereunder, the Underwriters or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters or controlling person hereunder.

(20) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(21) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the this Agreement The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(22) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(23) Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(24) Time of Essence. Time shall be of the essence of this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

J-STAR HOLDING CO., LTD.

By:
Name:	Jing-Bin Chiang
Title:	Chief Executive Officer

Accepted by the Representatives, acting for each of

Themselves and as Representatives of the Underwriters

named on Annex A hereto, as of the date first written above:

MAXIM GROUP LLC

By:
Name:
Title:

PRIME EXECUIONS, INC. d/b/a FREEDOM CAPITAL MARKETS

By:
Name:
Title:

Signature Page to of J-Star Holding Co., Ltd. Underwriting Agreement

Annex A

Name of Underwriters	Number of Securities Being Purchased (1)
Maxim Group LLC	[ ]

Prime Executions, Inc. d/b/a Freedom Capital Markets	[ ]
Total	[ ]

(1)	The Underwriters may purchase an additional [ ] Option Shares, to the extent the option described in Section 1(b) of this Agreement is exercised in the manner described in this Agreement.

SCHEDULE I

Pricing Information

Initial public offering price per share for the Securities:	$	[ ]
Number of Firm Shares offered:		[ ]
Number of Option Shares offered:		[ ]

SCHEDULE II

Certain Permitted Free Writing Prospectuses

SCHEDULE III

Subsidiaries

Subsidiary	Place of Incorporation
Goal Beyond Limited	Samoa
Star Leader Trading Limited	Hong Kong
Bohong Technology Jiangsu Co., Ltd.	PRC
YMA Corporation	Taiwan
Time Yield Limited	Samoa

SCHEDULE IV

Lock-Up Parties

5% or Greater Shareholders
1.	Chiang Jing-Bin
2.	NEW MOON CORPORATION
3.	Lee Bo-Wei
4.	RADIANT FAITH LIMITED
5.	STAR CENTURION LIMITED
6.	Barium Glory Financial Ltd.
Executive Officers, Directors and Director Nominees
1.	Jing-Bin Chiang
2.	Abraham Pullolickel Ittycheriah
3.	Ting-Pang Sung
4.	Ching-Chou Huang
5.	Shen-Huei Wang
6.	Ping-Hong Lin
Other
1.	Sendai Investments Company Inc.
2.	Abico Asia Capital Corp.

SCHEDULE V

Testing the Waters Communications

SCHEDULE VI

Good Standing

EXHIBIT A

Form of Lock-Up Agreement

__________, 2023

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Prime Executions, Inc. d/b/a Freedom Capital Markets

40 Wall Street, 58th Floor

New York, NY 10005

As Representatives of the Underwriters

named on Annex A to the Underwriting Agreement

Dear Sirs:

As an inducement to the underwriters, for which Maxim Group LLC and Prime Executions, Inc. d/b/a Freedom Capital Securities (the “Representatives”) are acting as the representatives, to execute an underwriting agreement (the “Underwriting Agreement”) providing for an initial public offering (the “Offering”) of ordinary shares (the “Ordinary Shares”), of J-Star Holding Co., Ltd. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representatives during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including Ordinary Shares which may be deemed to be beneficially owned by the undersigned or an Affiliate (as defined below) of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a share option or warrant) whether now owned or hereafter acquired by the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned or with respect to which the undersigned or an Affiliate of the undersigned or a person in privity with the undersigned or an Affiliate of the undersigned has or hereafter acquires the power of disposition (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Undersigned’s Securities or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to, the registration of any Undersigned’s Securities or any security convertible into or exercisable or exchangeable for Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing. For purposes herein, “Affiliate” means, with respect to any Person (which means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, governmental authority or other entity of any kind), any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 6 months after the date of the final prospectus used to sell Ordinary Shares in the Offering pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate of the undersigned or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or shareholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representatives to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iii) the Offering is not consummated by [ ], 2023.

The undersigned understands that the underwriters named in the Underwriting Agreement are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

Signature Page to of J-Star Holding Co., Ltd. Lock-Up Agreement

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

J-Star Holding Co., Ltd.

7/F-1, No. 633, Sec. 2, Taiwan Blvd.,

Xitun District, Taichung City 407,

Taiwan (R.O.C.)

[●]

J-Star Holding Co., Ltd. (the “Company”) announced today that Maxim Group LLC and Prime Executions, Inc. d/b/a Freedom Capital Markets, [the Underwriters], are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [●] ordinary shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with [the Underwriters] in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [●] [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.